                                                                     EXHIBIT 4.1

     This Pass Through Trust Supplement No. 1997-A, dated as of May __, 1997 (herein called the "Trust Supplement"), among Mobil Corporation, a Delaware
                    ----------------
corporation (the "Guarantor"), Mobil Chemical Finance (Texas) Inc., a Delaware
                  ---------
corporation  (the "Company"), and State Street Bank and Trust Company (the
                   -------
"Trustee"), to the Pass Through Trust Agreement, dated as of October 4, 1996,
--------
among the Guarantor, the Company, seven other companies named therein and the Trustee (the "Basic Agreement").
              ---------------


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Basic Agreement, which is unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, the Owner Trustee, acting at the direction of the Owner Participant, will issue, on a non-recourse basis, Secured Notes, to finance approximately 70% of the cost of certain paraxylene production facility assets located at the Guarantor's refinery complex in Beaumont, Texas to be purchased by the Owner Trustee and leased to the Company pursuant to the Lease;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall
                                            ---------
purchase such Secured Notes issued by the Owner Trustee and shall hold such Secured Notes in trust for the benefit of the Certificateholders;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the premises herein, it is agreed among the Guarantor, the Company and the Trustee as follows:

                                   ARTICLE I
                              DECLARATION OF TRUST


     Section 1.01.  Declaration of Trust.  The Trustee hereby declares the
                    --------------------
creation of this Trust (the "1997-A Pass Through Trust") for the benefit of the
                             -------------------------
Certificateholders, and the initial Certificateholders as the grantors of the 1997-A Pass Through Trust, by their respective acceptances of the Certificates, join in the creation of this 1997-A Pass Through Trust with the Trustee.



                                   ARTICLE II
                                THE CERTIFICATES


     Section 2.01.  The Certificates.  There is hereby created a series of
                    ----------------
Certificates to be issued under this Agreement to be distinguished and known as "Pass Through Certificates, Series 1997-A" (hereinafter defined as the "Series
                                                                        ------
1997-A Certificates").  Each Series 1997-A Certificate represents a Fractional
-------------------
Undivided Interest in the 1997-A Pass Through Trust created hereby.

     The terms and conditions applicable to the Series 1997-A Certificates are as follows:

          (a) The aggregate principal amount at maturity of the Series 1997-A Certificates that shall be authenticated under the Agreement (except for Series 1997-A Certificates authenticated and delivered pursuant to Sections 3.3, 3.4 and 3.5 of the Basic Agreement) upon their initial issuance is $__________.

          (b) The Cut-off Date is ___________, 1997.

          (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 2 and July 2 commencing July 2, 1997, until payment of all of the Scheduled Payments to be made under the Secured Notes (as defined below) has been made.

          (d) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Secured Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the Indenture (as defined below) and (ii) when used with respect to a

     Special Payment other than as described in clause (i) above, 20 days after the last date on which the Trustee must give notice pursuant to Section 4.2(c) of the Basic Agreement (or the next Business Day after such 20th day if such date is not a Business Day).

          (e)  (i)   The Series 1997-A Certificates shall be in the form
     attached hereto as Exhibit A.
                        ---------

               (ii) The Series 1997-A Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company, the Trustee and The Depositary Trust Company, the initial Clearing Agency, attached hereto as Exhibit B.
     ---------

          (f) The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.
     ---------

          (g) The Owner Trustee, acting at the direction of the Owner Participant, will issue on a non-recourse basis, the Secured Notes, the proceeds of which shall be used, among other things, to finance in part the purchase price to the Owner Trustee of certain paraxylene production facility assets (the "Facility Assets") located in Beaumont, Texas, as
                           ---------------
     identified in Exhibit A of the Facility Assets Lease Agreement between the Owner Trustee, as lessor (the "Lessor") and the Company, dated as of May
                                    ------
     __, 1997 (the "Lease").
                    -----

          (h) The proceeds of the Series 1997-A Certificates shall be used to purchase the Secured Notes in the principal amount and at the purchase price of $__________.

          (i) (i) The Series 1997-A Certificates are not subject to any intercreditor agreement, liquidity or credit facility or similar agreement or instrument. Neither the Guarantor nor the Company may deliver Series 1997-A Certificates or cash to the Trustee in exchange for Secured Notes, except in connection with redemption in accordance with the Indenture; and
     (ii) the Secured Notes are not senior or subordinate to any other Secured Notes or other debt secured by the Property.

          (j) The Note Documents are as follows:

               (i) The Trust Indenture, Deed of Trust, Assignment of Lease and Security Agreement, dated as of May __, 1997 (the "Indenture");
                                                        ---------

               (ii) The Series 1997-A Secured Non-Recourse Notes, dated ___________, 1997 (the "Secured Notes");
                             -------------

               (iii)  The Lease;

               (iv) The Ground Lease between the Guarantor, as lessor and the Owner Trust, as lessee, dated May __, 1997 (the "Ground Lease");
                                                      ------------

               (v) The Participation Agreement among the Company, the Owner Participant, the Owner Trustee, the Pass Through Trustee and Loan Participant, and the Indenture Trustee, dated as of May __, 1997 (the

     "Participation Agreement");
     ------------------------

               (vi) The Trust Agreement, dated May __, 1997, between Fleet National Bank and Wilmington Trust Company (the "Trust Agreement");
                                                      ---------------

               (vii) The Guaranty among the Guarantor, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Loan Participants and the Owner Participant, dated __________, 1997 (the "Guaranty");
                                                     --------

               (viii) The Special Warranty Deed, Bill of Sale and Assignment of certain Facility Assets, from Mobil Oil Corporation to the Owner Trustee, dated _______, 1997 (the "Conveyancing Instruments"); and
                               ------------------------

               (ix) The Assignment of Warranties, dated May __, 1997, between Mobil Oil Corporation and Wilmington Trust Company (the "Assignment of
                                                              -------------
     Warranties").
     ----------


                                  ARTICLE III
                                  DEFINITIONS


          Section 3.01.  Definitions.  For the purposes of the 1997-A Pass
                         -----------
Through Trust the following defined terms shall be added to Section 1.1(b) of the Basic Agreement or shall be amended to read as set forth below, as the case may be:

          Guaranty:  Means the guaranty of the Guarantor of the obligations of
          --------
     the Company under the Lease.

          Note Documents:  Means the Indenture, the Participation Agreement, the
          --------------
     Lease, the Ground Lease, the Trust Agreement, the Guaranty, the Conveyancing Instruments, the Assignment of Warranties and the other agreements and documents assigned to the Indenture Trustee pursuant to the Indenture.

          Property:  With respect to any Secured Note means all right, title and
          --------
     interest of the Owner Trustee to the Facility Assets or any part thereof.



                                   ARTICLE IV
                                  THE TRUSTEE


          Section 4.01.  The Trustee.  The Trustee is hereby directed to execute
                         -----------
and deliver the Participation Agreement, the Guaranty and the Series 1997-A Certificates on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Guarantor or the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth herein and in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth herein and in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

          The Trustee represents and warrants that this Trust Supplement has been and the Participation Agreement, the Guaranty and the Series 1997-A Certificates have been or will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.



                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS


          Section 5.01.  (a)  Assignment of Lease.  The Company will not assign
                              -------------------
its rights pursuant to the first sentence of Section 14.2 of the Lease unless the assignee enters into a supplement to this Agreement pursuant to which it shall agree to fulfill the obligations of the Company hereunder.

          (b) Final Termination Date.  The respective obligations and
              ----------------------
responsibilities of the Company, the Guarantor and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Basic Agreement and this Trust Supplement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust
                            --------  -------
created hereby continue beyond the expiration of 21 years from the death of the last survivor of the currently living descendants of George H.W. Bush, Former President of the United States.

          Section 5.02.  Basic Agreement Ratified.  Except and so far as herein
                         ------------------------
expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 5.03.    GOVERNING LAW.  THIS TRUST SUPPLEMENT AND THE SERIES
                           -------------
1997-A CERTIFICATES HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.04.    Execution and Counterparts.  This Trust Supplement
                           --------------------------
may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                              MOBIL CORPORATION


                              By: __________________
                                  Name:
                                  Title:


                              MOBIL CHEMICAL FINANCE (TEXAS) INC.


                              By: ____________________
                                  Name:
                                  Title:


                              STATE STREET BANK AND TRUST
                                 COMPANY, as Trustee


                              By: ______________________
                                  Name:
                                  Title: